Exhibit 23.5

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in Amendment No. 5 to the Registration Statements on Form S-4 of Vanguard Natural Resources, LLC to which this consent is attached as an exhibit and Form S-3 of Vanguard Natural Resources (File No. 333-202064) and in any related Prospectus (collectively, the “Registration Statement”) of the Annual Report on Form 10-K of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2014, which uses the name Cawley, Gillespie & Associates, Inc., refers to Cawley, Gillespie & Associates, Inc., and incorporates information contained in our letter as of December 31, 2014, on the proved oil, natural gas liquids, and natural gas reserves of Eagle Rock Energy Partners, L.P. dated February 11, 2015. We further consent to the use of our name in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ Cawley, Gillespie & Associates, Inc.

Cawley, Gillespie & Associates, Inc.

Fort Worth, Texas

August 31, 2015